U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 31, 2011

Date of Report

(Date of Earliest Event Reported)

AMERITRANS CAPITAL CORPORATION

 (Exact name of Registrant as specified in its charter)

Delaware	333-63951	52-2102424
(State or other jurisdiction of incorporation or organiztion)	(Commission File No.)	(I.R.S. Employee I.D. Number)

50 Jericho Quadrangle, Suite 109 Jericho, New York 11753
(Address of principal executive offices (Zip Code)

(212) 355-2449

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2011, Ameritrans Capital Corporation (“Ameritrans”) and its subsidiary, Elk Associates Funding Corporation (“Elk” and together with Ameritrans, the “Company”), entered into a Separation Agreement and General Release (the “Walker Separation Agreement”) with Ellen M. Walker (“Walker”), pursuant to which Walker’s employment with the Company was terminated and Walker resigned as an officer and director of the Company’s subsidiaries. Prior to March 31, 2011, the effective date of the Walker Separation Agreement, Walker served as an Executive Vice President of the Company.

Pursuant to the Walker Separation Agreement, Walker agreed to release the Company, its predecessors, successors, assigns, affiliates, related entities, officers, directors and employees from all claims arising out of her employment with the Company or the cessation thereof (other than claims arising pursuant to the Separation Agreement). In consideration for such release, the Company agreed to pay Walker severance in the gross amount of $57,512 (less applicable withholding and deductions) within five business days following the Company’s receipt of such release. The Company also released Walker and Granoff Walker & Forlenza, P.C. from all claims arising out of Walker’s employment with the Company, including the cessation thereof (other than claims arising pursuant to the Separation Agreement).

Also on March 31, 2011, the Company entered into a Separation Agreement and General Release (the “Forlenza Separation Agreement”) with Lee Forlenza (“Forlenza”), pursuant to which Forlenza’s employment with the Company was terminated and Forlenza resigned as an officer and director of the Company’s subsidiaries. Prior to March 31, 2011, the effective date of the Forlenza Separation Agreement, Walker served as a Senior Vice President of the Company.

Pursuant to the Forlenza Separation Agreement, Forlenza agreed to release the Company, its predecessors, successors, assigns, affiliates, related entities, officers, directors and employees, from all claims arising out of his employment with the Company or the cessation thereof (other than claims arising pursuant to the Separation Agreement). In consideration for such release, the Company agreed to pay Forlenza severance in the gross amount of $36,631 (less applicable withholding and deductions) within five business days following the Company’s receipt of such release. The Company also released Forlenza and Granoff Walker & Forlenza, P.C. from all claims arising out of Forlenza’s employment with the Company, including the cessation thereof (other than claims arising pursuant to the Separation Agreement).

The foregoing descriptions of the terms of the Walker Separation Agreement and the Forlenza Separation Agreement are summaries only and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2011, Walker’s and Forlenza’s employment with the Company was terminated pursuant to the Walker Separation Agreement and Forlenza Termination Agreement, respectively, described above. Prior to March 31, 2011, Walker and Forlenza served as Executive Vice President and Senior Vice President, respectively, of the Company and Walker served as a director of certain of its subsidiaries.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and General Release, dated March 31, 2011, among Ameritrans Capital Corporation, Elk Associates Funding Corporation and Ellen M. Walker
10.2	Separation Agreement and General Release, dated March 31, 2011, among Ameritrans Capital Corporation, Elk Associates Funding Corporation and Lee Forlenza

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

AMERITRANS CAPITAL CORPORATION

By:  /s/ Michael Feinsod

Name:  Michael Feinsod

Title: Chief Executive Officer and President

Dated: April 4, 2011

Exhibit Index

Exhibit No.	Description
10.1	Separation Agreement and General Release, dated March 31, 2011, among Ameritrans Capital Corporation, Elk Associates Funding Corporation and Ellen M. Walker
10.2	Separation Agreement and General Release, dated March 31, 2011, among Ameritrans Capital Corporation, Elk Associates Funding Corporation and Lee Forlenza